Filed Pursuant to Rule 424(b)(7)
Registration No. 333-253208

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 17, 2021)

21,262,245 Shares

Common Stock

The selling stockholders named in this prospectus supplement are offering 21,262,245 shares of our common stock, par value $0.01 per share. The selling stockholders will receive all of the net proceeds from the sale of shares of our common stock offered pursuant to this prospectus supplement. We will not receive any proceeds from the sale of shares of our common stock being sold by the selling stockholders.

Our common stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “ARMK.” On August 9, 2023, the last reported sale price of our common stock as reported on the NYSE was $41.42 per share.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds, before Expenses, to the Selling Stockholders
Per share of common stock	$$39.75	$0.5156	$39.2344
Total	$845,174,238.75	$10,962,813.52	$834,211,425.23

(1)	See “Underwriting” for additional information regarding compensation payable to the underwriters.

Investing in shares of our common stock involves significant risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission (the “SEC”), pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference in this prospectus supplement or the accompanying prospectus, to read about factors you should consider before buying shares of our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of our common stock against payment in New York, New York on or about August 11, 2023.

J.P. Morgan	Goldman Sachs & Co. LLC

The date of this prospectus supplement is August 9, 2023

Prospectus Supplement

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or in any free writing prospectus that we authorize to be delivered to you. Neither we, any selling stockholder nor any underwriter has authorized anyone to provide you with different information and we, the selling stockholders and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not, the selling stockholders are not, and the underwriters are not, making an offer to sell or soliciting offers to buy any securities other than the registered securities to which this prospectus supplement and the accompanying prospectus relate, nor are we, the selling stockholders or the underwriters making an offer to sell or soliciting an offer to buy these securities in any state or jurisdiction where an offer or sale is not permitted.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts, a prospectus supplement and an accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC, utilizing the SEC’s “shelf” registration process. The prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of shares of our common stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. Generally, when we refer to this document, we are referring to both parts of this document combined. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing in our common stock. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference, you should rely on the information in the more recent document.

Before you invest in our common stock, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference herein that are described under the heading “Incorporation by Reference.”

The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Neither we, any selling stockholder nor any underwriter is making an offer of any securities other than the registered securities to which this prospectus supplement and the accompanying prospectus relate, nor are we, any selling stockholder or any underwriter making an offer to sell or soliciting an offer to buy the shares of common stock in any jurisdiction where an offer or sale is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of our common stock. Neither we, any selling stockholder nor any underwriter (nor any of our or their affiliates) are making any representation to you regarding the legality of an investment in our common stock by you under applicable investment or similar laws.

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to “we,” “our,” “us,” “Aramark,” “the Company” and similar terms refer to Aramark and its subsidiaries. The term “selling stockholders” in this prospectus supplement refers to the persons listed in the table under “Selling Stockholders” (whether singular or plural).

Presentation of Financial and Other Information

Our fiscal year ends on the Friday nearest September 30 in each year. In this prospectus supplement, when we refer to our fiscal years, we say “fiscal” and the year number, as in “fiscal 2022,” which refers to our fiscal year ended September 30, 2022.

Certain monetary amounts, percentages and other figures included or incorporated by reference in this prospectus supplement have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be the arithmetic aggregation of the figures that precede them and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

Market and Industry Data

The data included or incorporated by reference in this prospectus supplement regarding sectors, geographies and ranking, including the size of certain sectors and geographies and our position and the position of our competitors within these sectors and geographies, are based on our management’s knowledge and experience in the sectors and geographies in which we operate. We believe these estimates to be accurate as of the date of this prospectus supplement. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that sector size, ranking and other similar industry data included or incorporated by reference in this prospectus supplement, and estimates and beliefs based on that data, may not be reliable. While we believe internal company research is reliable, such research has not been verified by any independent source.

Trademarks, Tradenames and Service Marks

We own or have rights to use logos, trademarks, trade names, service marks and copyrights that we use in conjunction with the operation of our business and that appear in this prospectus supplement and the accompanying prospectus (or in documents we have incorporated by reference). Other logos, trademarks, trade names, service marks and copyrights appearing in this prospectus supplement and the accompanying prospectus (or in documents we have incorporated by reference) are the property of their respective owners. We do not intend our use or display of other companies’ logos, trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Solely for convenience, trademarks, trade names and copyrights referred to in this prospectus supplement and the accompanying prospectus (or in documents we have incorporated by reference) may appear without the ©, ® or ™ symbols, but the absence of such symbols does not indicate the registration status of the trademarks and is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to such copyrights, trademarks and trade names.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus contain and incorporate by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current expectations as to future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our operations, our liquidity and capital resources, the conditions in our industry and our growth strategy. In some cases, forward-looking statements can be identified by words such as “outlook,” “aim,” “anticipate,” “have confidence,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “see,” “look to” and other words and terms of similar meaning or the negative versions of such words. Forward-looking statements speak only as of the date made. All statements we make relating to our estimated and projected earnings, costs, expenditures, cash flows, growth rates, financial results and our estimated benefits and costs of our acquisitions are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations (“cautionary statements”) are disclosed under “Risk Factors” in this prospectus supplement and in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 incorporated by reference herein, including, without limitation, in conjunction with the forward-looking statements included and incorporated by reference in this prospectus supplement and the accompanying prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include without limitation:

•	unfavorable economic conditions;

•	natural disasters, global calamities, climate change, pandemics, including the COVID-19 pandemic, energy shortages, sports strikes and other adverse incidents;

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geopolitical events including, but not limited to, the ongoing conflict between Russia and Ukraine and its effects on global supply chains, inflation, volatility and disruption of global financial markets;

•	the failure to retain current clients, renew existing client contracts and obtain new client contracts;

•	a determination by clients to reduce their outsourcing or use of preferred vendors;

•	competition in our industries;

•	increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts;

•	currency risks and other risks associated with international operations, including compliance with a broad range of laws and regulations, including the United States Foreign Corrupt Practices Act;

•	risks associated with suppliers from whom our products are sourced;

•	disruptions to our relationship with our distribution partners;

•	the contract intensive nature of our business, which may lead to client disputes;

•	our expansion strategy and our ability to successfully integrate the businesses we acquire and costs and timing related thereto;

•	continued or further unionization of our workforce;

•	liability resulting from our participation in multiemployer defined benefit pension plans;

•	the inability to hire and retain key or sufficient qualified personnel or increases in labor costs;

•	laws and governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting;

•	liability associated with noncompliance with applicable law or other governmental regulations;

•	new interpretations of or changes in the enforcement of the government regulatory framework;

•	increases or changes in income tax rates or tax-related laws;

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potential liabilities, increased costs, reputational harm, and other adverse effects based on our commitments and stakeholder expectations relating to environmental, social and governance considerations;

•	the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury;

•	a cybersecurity incident or other disruptions in the availability of our computer systems or privacy breaches;

•	our leverage;

•	variable rate indebtedness that subjects us to interest rate risk;

•	the inability to generate sufficient cash to service all of our indebtedness;

•	debt agreements that limit our flexibility in operating our business;

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risks associated with the impact, timing or terms of the proposed spin-off of Aramark Uniform Services (our Uniform segment) as an independent publicly traded company to our stockholders (the “proposed spin-off”);

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risks associated with the expected benefits and costs of the proposed spin-off, including the risk that the expected benefits of the proposed spin-off will not be realized within the expected time frame, in full or at all, and the risk that conditions to the proposed spin-off will not be satisfied and/or that the proposed spin-off will not be completed within the expected time frame, on the expected terms or at all;

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the expected qualification of the proposed spin-off as a tax-free transaction for United States federal income tax purposes, including whether or not an Internal Revenue Service (“IRS”) ruling will be obtained;

•	the risk that any consents or approvals required in connection with the proposed spin-off will not be received or obtained within the expected time frame, on the expected terms or at all;

•	risks associated with expected financing transactions undertaken in connection with the proposed spin-off and risks associated with indebtedness incurred in connection with the proposed spin-off;

•	the risk of increased costs from lost synergies, costs of restructuring transactions and other costs incurred in connection with the proposed spin-off;

•	retention of existing management team members as a result of the proposed spin-off;

•	reaction of customers, our employees and other parties to the proposed spin-off;

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the impact of the proposed spin-off on our business and the risk that the proposed spin-off may be more difficult, time-consuming or costly than expected, including the impact on our resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties; and

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other factors set forth under the heading “Risk Factors” in this prospectus supplement or incorporated by reference herein, as such factors may be updated from time to time in the other documents and reports that we file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus supplement and the accompanying prospectus. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. Before you decide to invest in shares of our common stock, you should carefully read this entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including any free writing prospectus prepared by us or on our behalf, including the sections entitled “Statements Regarding Forward-Looking Information” and “Risk Factors” included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Company Overview

We are a leading global provider of food, facilities and uniform services to education, healthcare, business & industry, and sports, leisure & corrections clients. Our core market is the United States, which is supplemented by an additional 18-country footprint. Based on total revenue in fiscal 2022, we hold a top 3 position in North America in food and facilities services and the #2 position in North America in uniform services. Internationally, we hold a top 3 position in food and facilities services based on total revenue in fiscal 2022 in most countries in which we have significant operations. Our approximately 273,875 employees as of September 30, 2022 partner with thousands of education, healthcare, business and sports, leisure & corrections clients to serve millions of customers including students, patients, employees, sports fans and guests worldwide.

We operate our business in three reportable segments that share many of the same operating characteristics: Food and Support Services United States (“FSS United States”), Food and Support Services International (“FSS International”) and Uniform and Career Apparel (“Uniform”). On May 10, 2022, we announced our intention to spin-off our Uniform segment into an independent publicly traded company to our stockholders. Based on the current macroeconomic and capital market environment, we expect to finalize the transaction around the end of our fiscal year, subject to satisfaction of certain customary closing conditions. See “—Proposed Spin-Off of Uniform Segment.”

The following chart shows a breakdown of our revenue and operating income by our reportable segments:

In fiscal 2022, we generated $16.3 billion of revenue, $628.4 million of operating income and $194.5 million of net income attributable to Aramark stockholders. For the nine months ended June 30, 2023, we generated $14.0 billion of revenue, $585.0 million of operating income and $468.7 million of net income attributable to Aramark stockholders.

Aramark is organized under the laws of the State of Delaware. Our principal executive offices are located at 2400 Market Street, Philadelphia, Pennsylvania 19103 and our telephone number is (215) 238-3000. Our website is www.aramark.com. Please note that our Internet website address is provided as an inactive textual reference only. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus supplement.

Recent Developments

Proposed Spin-Off of Uniform Segment

On May 10, 2022, we announced our intention to separate our Uniform segment into an independent publicly traded company (“NewCo”). The separation will occur through a distribution of the outstanding stock of NewCo to our stockholders (the “spin-off”). The proposed spin-off is intended to be a generally tax-free transaction to us and our stockholders for United States federal income tax purposes. The proposed spin-off remains subject to the satisfaction or waiver (by Aramark in its sole and absolute discretion) of certain customary conditions, including, among others, final approval of our board of directors, receipt of a private letter ruling from the IRS and opinions of our outside tax advisors, in each case, satisfactory to our board of directors, regarding certain U.S. federal income tax matters relating to the separation and the spin-off and which shall not have been withdrawn or rescinded, the effectiveness of a registration statement on Form 10 to be filed with the SEC, the completion of the debt financing transactions and the receipt of proceeds by Aramark described below, the receipt of opinions regarding solvency and capital adequacy matters with respect to each of Aramark and NewCo after the completion of the distribution and the completion of other regulatory requirements and filings. To date, we have made significant progress related to the operational, regulatory and financial logistics in order to complete the spin-off of our Uniform segment. Based on the current macroeconomic and capital market environment, we expect to finalize the transaction around the end of our fiscal year, subject to satisfaction or waiver (by Aramark in its sole and absolute discretion) of the customary closing conditions noted above.

In fiscal 2022, our Uniform segment generated $2.6 billion of revenue and $218.1 million of operating income. For the nine months ended June 30, 2023, our Uniform segment generated $2.1 billion of revenue and $169.2 million of operating income. After the completion of the proposed spin-off, Aramark and NewCo will each be separate companies with separate management teams and separate boards of directors. In connection with the proposed spin-off, NewCo expects to incur certain one-time charges in its establishment as a standalone public company, as well as ongoing additional costs associated with operating as an independent, publicly traded company. Upon completion of the distribution, we anticipate filing pro forma financial information with respect to Aramark as may be required under the applicable SEC requirements.

As part of the separation, and prior to the spin-off, Aramark and its subsidiaries expect to complete an internal reorganization in order to transfer our Uniform segment (“Aramark Uniform Services” or “AUS”) to NewCo. The internal reorganization is expected to include various restructuring transactions pursuant to which (1) the operations, assets and liabilities of Aramark and its subsidiaries used to conduct AUS will be separated from the operations, assets and liabilities of Aramark and its subsidiaries used to conduct the remaining Aramark business and (2) such AUS operations, assets and liabilities will be contributed, transferred or otherwise allocated to NewCo or one of its direct or indirect subsidiaries. These restructuring transactions may take the form of asset transfers, mergers, demergers, dividends, contributions and similar transactions, and may involve the formation of new subsidiaries in U.S. and non-U.S. jurisdictions to own and operate AUS or the remaining Aramark business in such jurisdictions.

In connection with the separation, NewCo will enter into a separation and distribution agreement and various other agreements to effect the separation and to provide a framework for NewCo’s relationship with Aramark after the separation, including a transition services agreement (covering, among other things, the provision by Aramark, NewCo and their respective affiliates of various services on an interim, transitional basis, including but not limited to administrative and certain finance function services), a tax matters agreement, an employee matters agreement and other transaction agreements. These agreements will provide for the allocation between NewCo and Aramark of the assets, employees, liabilities and obligations (including, among others, investments, property (including intellectual property) and employee benefits and tax-related assets and liabilities) of Aramark and its subsidiaries attributable to periods prior to, at and after NewCo’s separation from Aramark and will govern the relationship between NewCo and Aramark subsequent to the completion of the separation.

In connection with the proposed spin-off, NewCo expects to complete one or more debt financing transactions on or prior to the completion of the proposed spin-off resulting in NewCo having approximately $1.5 billion of indebtedness upon completion of the distribution, and substantially all of such proceeds are expected to be used to transfer cash to Aramark, subject to final approval of our board of directors.

There can be no assurances that we will be able to complete the proposed spin-off on the terms or on the timeline that was announced, if at all. In addition, if the proposed spin-off is completed, the new independent publicly traded company and the remaining company may not be able to achieve the full strategic and financial benefits that are expected to result from the proposed spin-off, and there may be additional costs to Aramark from lost synergies, costs of restructuring transactions and other costs incurred in connection with the proposed spin-off, including transition services. See “Risk Factors—Operational Risks—We face risks associated with the proposed spin-off and there can be no assurance that we will be able to complete the proposed spin-off on the terms or on the timeline that was announced, if at all” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 incorporated by reference herein. If the proposed spin-off is completed, holders of Aramark common stock, including purchasers in this offering, will receive shares of NewCo common stock in connection with the spin-off.

The Offering

Common stock offered by the selling stockholders	21,262,245 shares.

Common stock outstanding as of July 28, 2023	261,050,255 shares.

Use of proceeds	We will not receive any proceeds from the sale of shares of our common stock being sold in this offering. The selling stockholders will receive all of the net proceeds from the sale of shares of our common stock offered pursuant to this prospectus supplement. We will, however, bear the costs associated with the sale of shares by the selling stockholders, other than the underwriting discounts and commissions. See “Use of Proceeds” and “Selling Stockholders.”

Dividend policy	On August 1, 2023, we declared cash dividends of $0.11 per share on the outstanding shares of our common stock, which will be paid on August 29, 2023, to shareholders of record on the close of business on August 16, 2023.

We intend to continue to pay cash dividends on our common stock, subject to our compliance with applicable law, and depending on, among other things, our results of operations, financial condition, level of indebtedness, capital requirements, contractual restrictions, business prospects and other factors that our board of directors may deem relevant. Our ability to pay dividends on our common stock is limited by covenants in our senior secured credit facilities and the indentures governing our senior notes and may be further restricted by the terms of any future debt or preferred securities. See “Dividend Policy.”

Risk factors	You should read the “Risk Factors” section of this prospectus supplement, and the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 incorporated by reference herein, for a discussion of factors that you should consider carefully before deciding to invest in our common stock, as such factors may be updated from time to time in the other documents and reports that we file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

NYSE ticker symbol	“ARMK”

The number of shares of our common stock outstanding as of July 28, 2023 does not include shares of common stock reserved for issuance upon the vesting of stock options, restricted stock units, performance stock units, director deferred stock units or otherwise available under our equity compensation plans.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before investing in our common stock you should carefully consider each of the following risks set forth below, other information included in this prospectus supplement and accompanying prospectus and the risk factors and other information incorporated herein by reference to our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 and our Quarterly Reports on Form 10-Q for the quarterly periods ended December 30, 2022, March 31, 2023 and June 30, 2023, and our financial statements and related notes contained therein. Any of the following risks or those incorporated by reference could materially and adversely affect our business, financial condition or results of operations. However, the risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operation. In any such case, the trading price of the common stock could decline and you may lose all or part of your investment.

Risks Related to this Offering and Ownership of Our Common Stock

Our share price may change significantly following the offering, and you may not be able to resell shares of our common stock at or above the price you paid or at all, and you could lose all or part of your investment as a result.

The trading price of our common stock, as reported by the NYSE, is likely to continue to be volatile and could fluctuate due to a number of factors such as those listed in the section titled “Risk Factors—Risks Related to Our Business” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 and the following, some of which are beyond our control:

•	quarterly variations in our results of operations;

•	results of operations that vary from the expectations of securities analysts and investors;

•	results of operations that vary from those of our competitors;

•	changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

•	announcements by us, our competitors or our vendors of significant contracts, acquisitions, divestitures, joint marketing relationships, joint ventures or capital commitments;

•	announcements by third parties of significant claims or proceedings against us;

•	future sales of our common stock;

•	general domestic and international economic conditions; and

•	unexpected and sudden changes in senior management.

Furthermore, the stock market has experienced extreme volatility that, in some cases, has been unrelated or disproportionate to the operating performance of particular companies. As evidenced by the recent COVID-19 pandemic, these broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

Future sales, or the perception of future sales, by us or our existing stockholders in the public market following this offering could cause the market price for our common stock to decline.

Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

As of July 28, 2023, we had a total of 261,050,255 shares of our common stock outstanding. Any shares held by our affiliates, as that term is defined under Rule 144 of the Securities Act (“Rule 144”), including our directors, executive officers and other affiliates, may be sold in the public market only if they are registered under the Securities Act or are sold pursuant to an exemption from registration such as Rule 144. In addition, Nomura Global Financial Products, Inc. may, after pricing, hedge its position in our common stock by offering and selling our common stock, from time to time, pursuant to block sales, on the NYSE, in the over-the-counter market or in negotiated transactions, at market prices prevailing at the time of sale or at negotiated prices and by short selling shares of our common stock, which such shares will not be subject to lock-up agreements as set forth herein and could adversely affect the market price of our common stock.

In addition, we also have outstanding options to purchase our common stock. To the extent that these options are exercised, there will be further dilution. We have filed a registration statement on Form S-8 under the Securities Act covering all of the common stock subject to outstanding equity awards, as well as options and shares reserved for future issuance, under our stock incentive plans. These shares may be freely sold in the public market upon issuance and vesting, unless they are held by “affiliates,” as that term is defined in Rule 144. Sales of a substantial number of these shares could cause the market price of our common stock to decline.

In the future, we may also issue our securities in connection with investments or acquisitions. The amount of shares of our common stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of our common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution.

There can be no assurance that we will continue to pay dividends on our common stock, and our indebtedness could limit our ability to pay dividends on our common stock.

Payment of cash dividends on our common stock is subject to our compliance with applicable law and depends on, among other things, our results of operations, financial condition, level of indebtedness, capital requirements, contractual restrictions, business prospects and other factors that our board of directors may deem relevant. Our ability to pay dividends on our common stock is limited by covenants in our senior secured credit facilities and the indentures governing our senior notes and may be further restricted by the terms of any future debt or preferred securities. Furthermore, our decision to pay dividends is impacted by results of operations and available cash. Although we have paid cash dividends in the past, there can be no assurance that we will continue to pay any dividend in the future. For more information, see “Dividend Policy” in this prospectus supplement.

If securities or industry research analysts do not publish or cease publishing research or reports about our business or if they issue unfavorable commentary or downgrade our common stock, our share price and trading volume could decline.

The trading market for our common stock relies in part on the research and reports that securities and industry research analysts publish about us, our industry, our competitors and our business. We do not have any control over these analysts. Our share price and trading volumes could decline if one or more securities or industry analysts downgrade our common stock, issue unfavorable commentary about us, our industry or our business, cease to cover our company or fail to regularly publish reports about us, our industry or our business.

We may issue preferred stock the terms of which could adversely affect the voting power or value of our common stock.

Our second amended and restated certificate of incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our common stock respecting dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the common stock.

USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from the sale of shares of our common stock offered pursuant to this prospectus supplement. We will not receive any proceeds from the sale of shares of our common stock being sold in this offering. All of the shares of common stock offered by the selling stockholders pursuant to this prospectus supplement will be sold by the selling stockholders for their own account. Pursuant to the Registration Rights Agreement (as defined herein), we will pay certain registration expenses of the selling stockholders.

DIVIDEND POLICY

On August 1, 2023, we declared cash dividends of $0.11 per share on the outstanding shares of our common stock, which will be paid on August 29, 2023, to shareholders of record on the close of business on August 16, 2023.

We intend to continue to pay cash dividends on our common stock, subject to our compliance with applicable law, and depending on, among other things, our results of operations, financial condition, level of indebtedness, capital requirements, contractual restrictions, business prospects and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends on our common stock is limited by covenants in our senior secured credit facilities and the indentures governing our senior notes. Future agreements may also limit our ability to pay dividends on our common stock. Specifically, the senior secured credit agreement and the indentures governing our senior notes each limit the ability of our subsidiary Aramark Services, Inc. to declare dividends or make other distributions to us, which could in turn limit our ability to pay dividends on our common stock. Furthermore, our decision to pay dividends is impacted by results of operations and available cash. Although we have paid cash dividends on our common stock in the past, there can be no assurance that we will continue to pay any such dividend in the future.

If the proposed spin-off is completed, holders of Aramark common stock, including purchasers in this offering, will receive shares of NewCo common stock in connection with the transaction. Following the separation and distribution, NewCo expects to pay cash dividends. The timing, declaration, amount and payment of any dividends following the completion of the proposed spin-off will be within the discretion of NewCo’s board of directors and will depend upon many factors, including its financial condition, earnings, capital requirements of its operating subsidiaries, covenants associated with certain of its debt service obligations, legal requirements, regulatory constraints, industry practice, ability to access capital markets and other factors deemed relevant by NewCo’s board of directors. Future agreements may also limit NewCo’s ability to pay dividends on its common stock. The aggregate amount of dividends paid by NewCo and Aramark may differ from historical dividends paid by Aramark due to, among other matters, changes in the level of cash generated by NewCo’s operations and changes in NewCo’s capital needs. Moreover, if NewCo determines to pay any dividend in the future, there can be no assurance that NewCo will continue to pay such dividends or the amount of such dividends.

SELLING STOCKHOLDERS

Except as otherwise indicated, the following table and accompanying footnotes set forth, for the selling stockholders, the name, the number of shares of common stock beneficially owned as of the date of this prospectus supplement, the number of shares of common stock being offered pursuant to this prospectus supplement and the number of shares of common stock that will be beneficially owned immediately after completion of the offering contemplated by this prospectus supplement. The term “selling stockholders” in this prospectus supplement refers to the persons listed in the table below (whether singular or plural).

Pursuant to the Stewardship Framework Agreement entered into with MR BridgeStone Advisor LLC (“Mantle Ridge”), on behalf of itself and its affiliated funds (such funds, together with Mantle Ridge, collectively, the “Mantle Ridge Group”), Aramark entered into a registration rights agreement on December 14, 2020 (the “Registration Rights Agreement”). The Registration Rights Agreement entitles the Mantle Ridge Group to certain demand and “piggy-back” registration rights with respect to the securities of Aramark that they hold. Pursuant to our obligations under the Registration Rights Agreement, we filed with the SEC a registration statement and accompanying prospectus on Form S-3 on February 17, 2021, of which this prospectus supplement forms a part. The Registration Rights Agreement includes customary indemnification rights in connection with the registration statement. Pursuant to the Registration Rights Agreement, we are required to pay all registration expenses in connection with this offering, and the selling stockholder is required to pay all underwriting discounts and commissions attributable to this offering.

The obligations under the Stewardship Framework Agreement terminate upon the earlier of (i) the Mantle Ridge Group ceasing to have an economic ownership position (as calculated under the Stewardship Framework Agreement) representing at least 2.0% of the outstanding common stock and (ii) the end of the first consecutive 12-month period after the date of the agreement for the entirety of which the Mantle Ridge Group’s net long position (as calculated under the Stewardship Framework Agreement) with respect to our common stock ceases to represent at least 2.0% of the outstanding common stock, subject to certain specified obligations that will terminate at a later date. Notwithstanding the terms of the Stewardship Framework Agreement, Mr. Paul C. Hilal, the Vice Chairman of our board of directors and the Chief Executive Officer of Mantle Ridge LP, resigned from our board of directors immediately prior to the execution of the underwriting agreement in connection with this offering and Mantle Ridge waived its right to appoint a director under the Stewardship Framework Agreement.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. The percentages of beneficial ownership set forth below are based on the shares of common stock outstanding as of July 28, 2023.

The information set forth below is based on information provided by or on behalf of the selling stockholders prior to the date hereof. Except as otherwise indicated in the footnotes below, the selling stockholders have, to our knowledge, sole voting and investment power with respect to the indicated shares.

	Common Stock Beneficially Owned Prior to this Offering			Shares of Common Stock Offered in this Offering	Common Stock Beneficially Owned After this Offering
Name of Selling Stockholder	Number		%		Number	%
Nomura Global Financial Products, Inc.(1)	15,242,240	(2)	5.8%	21,262,245	—	—%

(1)

We have been advised by the selling stockholder, Nomura Global Financial Products, Inc. (“NGFP”), that NGFP acquired 15,242,240 shares of our common stock that are being offered and sold hereunder in open market transactions to hedge its economic risk in connection with the derivative transactions described in Note 2 below and will borrow 6,020,005 shares of our common stock from third party stock lenders after pricing and deliver those shares to the underwriters. In addition, NGFP may, after the completion of the distribution of the shares offered hereby, offer and sell the common stock, from time to time, pursuant to block sales, on the NYSE, in the over-the-counter market or in negotiated transactions, at market prices prevailing at the time of sale or at negotiated prices. The address of NGFP is 309 West 49th Street, New York, New York 10019.

(2)

On the date of this prospectus supplement, an affiliate of Mantle Ridge LP entered into an agreement (the “Sale Agreement”) with NGFP, the selling stockholder in this offering and the counterparty to its Physically Settled Options and CSF-Option Agreements (in each case as defined and described in the Schedule 13D/A filed on August 16, 2019 (as amended, the “Schedule 13D”) by Paul C. Hilal, Mantle Ridge LP and MR BridgeStone Advisor LLC (the “Reporting Persons”), to (a) sell all of its Physically Settled Call Options for cash and shares of our common stock, and (b) sell all of its CSF-Option Agreements for cash and Cash Settled Forward Agreements (as defined and described in the Schedule 13D) related to shares of our common stock. Proceeds of the sales of the shares in this offering will be used in part by the selling stockholder to make the payments required under the Sale Agreement.

Prior to the entry into the Sale Agreement and this offering, based on information provided in the Schedule 13D, the Reporting Persons reported beneficial ownership, consisting of shared voting power and shared dispositive power, over 25,683,393 shares of our common stock, or 9.8% of the outstanding shares, and held CSF-Option Agreements and Cash Settled Forward Agreements with an aggregate notional amount equivalent to 21,327,532 shares of our common stock, or 8.2% of the outstanding shares. After giving effect to the consummation of the Sale Agreement and this offering, the Reporting Persons will beneficially own 12,660,895 shares of our common stock, or 4.8% of the outstanding shares, and will hold Cash Settled Forward Agreements with an aggregate notional amount equivalent to 12,921,779 shares of our common stock, or 4.9% of the outstanding shares of our common stock.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

FOR NON-U.S. HOLDERS

The following is a summary of certain United States federal income tax consequences of the ownership and disposition of our common stock. This summary deals only with common stock that is held by a non-U.S. holder (as defined below) as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment).

A “non-U.S. holder” means a beneficial owner of our common stock (other than an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more “United States persons” (as defined under the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Code, and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all of the United States federal income tax consequences that may be relevant to you in light of your particular circumstances, nor does it address the Medicare contribution tax on net investment income, alternative minimum taxes, United States federal estate and gift taxes or the effects of any state, local or foreign tax laws. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company,” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering an investment in our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the ownership and disposition of our common stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction, or under any tax treaty.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “—Gain on Disposition of Common Stock”).

Subject to the withholding requirements under FATCA (as defined below) and the treatment of effectively connected dividends, each of which is discussed below, dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate on the gross amount of the dividend, or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalties of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our common stock generally will not be subject to United States federal income or withholding tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•

the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of that sale or disposition, and certain other conditions are met; or

•

our common stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation” for United States federal income tax purposes at any time within the shorter of the five-year period ending on the date of the sale or other disposition of our common stock and the non-U.S. holder’s holding period, and as a result such gain is treated as effectively connected with a trade or business conducted by the non-U.S. holder in the United States.

A non-U.S. holder described in the first bullet point immediately above will be subject to United States federal income tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S.

holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain generally may be offset by United States source capital losses even though the individual is not considered a resident of the United States, provided the non-U.S. holder has timely filed United States federal income tax returns with respect to such losses.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes. If, however, we are or become a “United States real property holding corporation,” so long as our common stock is “regularly traded” (as defined by applicable United States Treasury regulations) on an established securities market during the calendar year in which the sale or other disposition occurs, only a non-U.S. holder who holds or held (at any time during the shorter of the five-year period preceding the date of disposition or the holder’s holding period) more than 5% of our common stock will be subject to United States federal income tax on the sale or other disposition of our common stock by reason of our status as a “United States real property holding corporation.”

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any United States federal income tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to United States federal backup withholding on distributions received if such holder timely certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, United States federal backup withholding will apply to the proceeds of a sale or other disposition of our common stock made within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner timely certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code and the United States Treasury regulations and administrative guidance issued thereunder (“FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our common stock to (1) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (a) an exemption from

FATCA, or (b) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (2) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (a) an exemption from FATCA, or (b) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our common stock, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these FATCA requirements and whether they may be relevant to your ownership and disposition of our common stock.

UNDERWRITING

The Company, the selling stockholders and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC are the representatives of the underwriters.

Underwriters	Number of Shares
J.P. Morgan Securities LLC	10,631,122
Goldman Sachs & Co. LLC	10,631,123

Total	21,262,245

The underwriters are committed to take and pay for all of the shares being offered, if any are taken. The underwriters may offer and sell the shares through certain of their affiliates or other registered broker-dealers or selling agents.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to the selling stockholders.

	Price to Public	Underwriting Discounts and Commissions	Proceeds, before Expenses, to the Selling Stockholders
Per share of common stock	$39.75	$0.5156	$39.2344
Total	$845,174,238.75	$10,962,813.52	$834,211,425.23

Shares sold by the underwriters to the public will initially be offered at the offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.1289 per share from the offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The Company and substantially all of our directors and executive officers will agree with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock beneficially owned on the date of this prospectus supplement during the period from the date of this prospectus supplement continuing through the date 60 days after the date of this prospectus supplement, except with the prior written consent of the representatives. The General Partner of Mantle Ridge LP has agreed with the underwriters, subject to certain exceptions, not to reduce its call-equivalent position in our common stock, as of the closing of the offering, for 120 days from the date of the date of this prospectus supplement. MR BridgeStone Offshore Fund AB Ltd. has agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any shares of our common stock beneficially owned as of the closing of the offering or reduce its economic position in its cash-settled derivatives beneficially owned as of the closing of the offering until 60 days after the date of the date this prospectus supplement.

Our common stock is listed on The New York Stock Exchange under the symbol “ARMK.”

In connection with this offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. The underwriters must cover any such short position by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Company’s stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on The New York Stock Exchange, in the over-the-counter market or otherwise.

We estimate that our out-of-pocket expenses for this offering will be approximately $1 million. We have agreed to pay certain expenses incurred by the selling stockholders in connection with this offering, other than the underwriting discounts and commissions.

The Company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Company and the selling stockholders and to persons and entities with relationships with the Company and the selling stockholders, for which they received or will receive customary fees and expenses. In addition, J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC are currently acting as financial advisors to the Company in connection with the spin-off.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Company. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant Member State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant Member State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of the shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares of our common stock under, the Offering contemplated hereby will be deemed to have represented, warranted and agreed to and with each of the underwriters and their affiliates, us and the selling stockholders that:

(a)	it is a qualified investor within the meaning of the Prospectus Regulation; and

(b)

in the case of any shares of our common stock acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the shares of our common stock acquired by it in the Offering have not be acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the representatives has been given to the offer or resale; or (ii) where the shares of our common stock have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares of our common stock to it is not treated under the Prospectus Regulation as having been made to such persons.

The Company, the selling stockholders, the underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the representatives of such fact in writing may, with the prior consent of the representatives, be permitted to acquire shares of common stock in the offering.

United Kingdom

This prospectus supplement and any other material in relation to the shares described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the FPO; or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the FPO; (iii) outside the UK; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any shares of our common stock may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “Relevant Persons”). The shares of our common stock are only available in the UK to, and any invitation, offer or agreement to purchase or otherwise acquire the shares of our common stock will be engaged in only with, the Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or any of its contents.

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the shares shall require the Company, any underwriter or the selling stockholders to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Each person in the UK who acquires any shares in the offering or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us, the selling stockholders, the underwriters and their affiliates that it meets the criteria outlined in this section.

Canada

The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are “accredited investors”, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are “permitted clients”, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “Securities and Futures Ordinance”), (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus”

as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The shares may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly the shares being offered pursuant to this prospectus supplement have not and will not be approved, and may not be licensable, with FINMA. Therefore, the shares have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the shares offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The securities may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and any other materials relating to the shares are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the shares on the SIX Swiss Exchange or any other regulated shares market in Switzerland, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

Australia

No placement document, prospectus, product disclosure statement, or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement, or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement, or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives, and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

The validity of the shares of our common stock being offered pursuant to this prospectus supplement and certain legal matters will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.

EXPERTS

The consolidated financial statements and financial statement schedule of Aramark and its subsidiaries as of September 30, 2022 and October 1, 2021 and for each of the years then ended have been incorporated herein and in the registration statement, and the effectiveness of Aramark’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference herein and in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements and financial statement schedule of Aramark and its subsidiaries for the fiscal year ended October 2, 2020 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered in this prospectus supplement and the accompanying prospectus. This prospectus supplement is a part of the registration statement and does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and shares of our common stock, you should refer to the registration statement and to its exhibits and schedules. Whenever a reference is made in this prospectus supplement to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.

We will file annual, quarterly and special reports and other information with the SEC. Our filings with the SEC will be available to the public on the SEC’s website at http://www.sec.gov. Those filings will also be available to the public on, or accessible through our corporate website at http://www.aramark.com. The information contained on our corporate website or any other website that we may maintain is not part of this prospectus supplement, the accompanying prospectus or the related registration statement.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” information into this prospectus supplement. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained directly in this prospectus supplement. We incorporate by reference the documents listed below (other than any portions thereof which, under the Exchange Act and applicable SEC rules, are not deemed “filed” under the Exchange Act):

•	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 that we filed with the SEC on November 22, 2022;

•

Our Quarterly Reports on Form 10-Q for the quarterly periods ended December 30, 2022, March 31, 2023 and June 30, 2023 that we filed with the SEC on February  7, 2023, May  9, 2023 and August 8, 2023, respectively; and

•	Our Current Reports on Form 8-K filed with the SEC on December 5, 2022, December 16, 2022, February 3, 2023, June 27, 2023 and August 3, 2023.

Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this prospectus supplement (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Aramark

Attn: Investor Relations

2400 Market Street

Philadelphia, Pennsylvania 19103

(215) 409-7287

You should rely only on the information incorporated by reference or provided in this prospectus supplement. Neither we, any selling stockholder, nor any underwriter has authorized anyone else to provide you with different information.

PROSPECTUS

COMMON STOCK

Aramark and/or one or more selling stockholders may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering.

Our common stock may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We and/or the applicable selling stockholders reserve the sole right to accept, and we and/or the applicable selling stockholders and any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of our common stock. If any agents, dealers or underwriters are involved in the sale of any shares of our common stock, the applicable prospectus supplement will set forth any applicable commissions or discounts payable to them. The net proceeds from the sale of our common stock also will be set forth in the applicable prospectus supplement. We also may provide investors with a free writing prospectus that includes this information.

Each time that we or any selling stockholders offer shares of our common stock using this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement or a free writing prospectus will contain more specific information about the offering and the shares of our common stock being offered, including the specific amounts, names of the selling stockholders and the prices at which the shares of our common stock are sold. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. This prospectus may not be used to sell shares of our common stock unless accompanied by a prospectus supplement describing the method and terms of the offering.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “ARMK.”

You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our securities.

Investing in our securities involves risks. You should refer to and consider the information included in the section titled “Risk Factors” beginning on page 6 of this prospectus and the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 17, 2021

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectuses related hereto that we have prepared. We have not authorized anyone to provide you with different information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or free writing prospectus is accurate as of any date other than the respective dates thereof. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we and/or one or more selling stockholders may, from time to time, offer our common stock described in this prospectus in one or more offerings or resales. This prospectus provides you with a general description of the common stock that we may offer. Each time our common stock is offered using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering, including the specific amounts, names of the selling stockholders and the prices at which the shares of our common stock are sold. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the heading “Incorporation by Reference” and any additional information described under the heading “Where You Can Find More Information” before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents described herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SHARES OF OUR COMMON STOCK UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information contained in, or incorporated by reference in, this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to give you different information, and if you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” “the Company” and similar terms refer to Aramark and its subsidiaries and references to “Aramark” refer to Aramark and not any of its subsidiaries.

Presentation Of Financial and Other Information

Our fiscal year ends on the Friday nearest September 30 in each year. In this prospectus, when we refer to our fiscal years, we say “fiscal” and the year number, as in “fiscal 2020,” which refers to our fiscal year ended October 2, 2020. In addition, “client” refers to those businesses and other organizations which engage us to provide services. “Consumers” refers to those consumers of our services, such as employees, students and patrons, to whom our clients provide us access.

Market and Industry Data

The data included in this prospectus or used in documents incorporated by reference into this prospectus regarding sectors, geographies and ranking, including the size of certain sectors and geographies and our position and the position of our competitors within these sectors and geographies, are based on our management’s knowledge and experience in the sectors and geographies in which we operate. We believe these estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that sector size, ranking and other similar industry data included or incorporated by reference in this prospectus, and estimates and beliefs based on that data, may not be reliable. While we believe internal company research is reliable, such research has not been verified by any independent source.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains and incorporates by reference “forward-looking statements” within the meaning of the federal securities laws that involve risks and uncertainties including forward-looking statements in “Item 1. Business” and “Item 7. Management’s Discussion and Analysis of Financial Conditions and Results of Operations” incorporated by reference in this prospectus from Aramark’s Annual Report on Form 10-K for the fiscal year ended October 2, 2020 and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in this prospectus from Aramark’s Quarterly Report on Form 10-Q for the quarterly period ended January 1, 2021. These statements reflect our current expectations as to future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. These statements include, but are not limited to, statements related to our expectations regarding the impact of the ongoing COVID-19 pandemic, the performance of our business, our financial results, our operations, our liquidity and capital resources, the conditions in our industry and our growth strategy. In some cases, forward-looking statements can be identified by words such as “outlook,” “aim,” “anticipate,” “are or remain or continue to be confident,” “have confidence,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “see,” “look to” and other words and terms of similar meaning or the negative versions of such words. These forward-looking statements are subject to risks and uncertainties that may change at any time, actual results or outcomes may differ materially from those that we expected.

Some of the factors that we believe could affect or continue to affect our results include without limitation: the severity and duration of the COVID-19 pandemic; the pandemic’s impact on the U.S. and global economies, including particularly the client sectors we serve and governmental responses to the pandemic; the manner and timing of benefits we expect to receive under the CARES Act or other government programs; unfavorable economic conditions; natural disasters, global calamities, new pandemics, sports strikes and other adverse incidents; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; currency risks and other risks associated with international operations, including Foreign Corrupt Practices Act, U.K. Bribery Act and other anti-corruption law compliance; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with our distribution partners; the contract intensive nature of our business, which may lead to client disputes; our expansion strategy and our ability to successfully integrate the businesses we acquire and costs and timing related thereto; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; the inability to hire and retain key or sufficient qualified personnel or increases in labor costs; laws and governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; new interpretations of or changes in the enforcement of the government regulatory framework; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; a cybersecurity incident or other disruptions in the availability of our computer systems or privacy breaches; our leverage, the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business; and other factors set forth under the heading “Risk Factors” in this prospectus and under the headings “Item 1A. Risk Factors,” “Item 3. Legal Proceedings” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended October 2, 2020 incorporated by reference herein and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarterly period ended January 1, 2021 incorporated by reference herein, as such factors may be updated from time to time in the other documents and reports that we file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained or incorporated by reference in this prospectus may not in fact occur. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

OUR COMPANY

We are a leading global provider of food, facilities and uniform services. Our core market is the United States, which is supplemented by an additional 18-country footprint. We hold a top 3 position in North America in food and facilities services and the #2 position in North America in uniform services. Internationally, we hold a top 3 position in food and facilities services based on total revenue in fiscal 2020 in most countries in which we have significant operations. Our approximately 247,900 employees partner with thousands of education, healthcare, business and sports, leisure & corrections clients to serve millions of consumers including students, patients, employees, sports fans and guests worldwide.

We operate our business in three reportable segments that share many of the same operating characteristics: Food and Support Services United States (“FSS United States”), Food and Support Services International (“FSS International”) and Uniform and Career Apparel (“Uniform”). The following chart shows a breakdown of our revenue and operating income (loss) by our reportable segments in fiscal 2020:

(a)	Dollars in millions. Operating income (loss) excludes $97.5 million related to corporate expenses.

In fiscal 2020, we generated $12.8 billion of revenue, $264.9 million of operating loss and $461.4 million of net loss.

Company Information

Aramark is organized under the laws of the State of Delaware.

Our executive offices are located at 2400 Market Street, Philadelphia, Pennsylvania 19103. Our telephone number is (215) 238-3000. Our website is www.aramark.com. This internet address is provided for informational purposes only and is not intended to be a hyperlink. Accordingly, no information in this internet address is included or incorporated by reference in this prospectus and no such information should be relied upon in connection with making any investment decision with respect to any securities offered pursuant to this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to purchase any securities offered pursuant to this prospectus, you should carefully read and consider the risks and uncertainties and the risk factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 2, 2020, which is incorporated by reference into this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference into this prospectus as well as any risks described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of any securities pursuant to this prospectus. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of our securities could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from sales of the securities offered by us pursuant to this prospectus for general corporate purposes, which may include one or more of the following: refunding, repurchasing, retiring upon maturity, redeeming or repaying existing debt; working capital; capital expenditures; repurchases of our capital stock; and strategic investments and acquisitions. We will not receive any proceeds from sales of securities by selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of, and is qualified in its entirety by, our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”). Our authorized capital stock consists of 600,000,000 shares of common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share. As of January 1, 2021, 253,957,496 shares of our common stock were issued and outstanding and no shares of our preferred stock was issued and outstanding. As of January 1, 2021, there were 1,042 holders of record of our common stock. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The holders of our common stock do not have cumulative voting rights in the election of directors.

Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of shares of our preferred stock having liquidation preferences, if any, the holders of shares of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of shares of our common stock do not have preemptive, subscription, redemption or conversion rights. Shares of our common stock will not be subject to further calls or assessment by us. There will be no redemption or sinking fund provisions applicable to shares of our common stock. All shares of our common stock that will be outstanding at the time of the completion of the offering will be fully paid and non-assessable. The rights, powers, preferences and privileges of holders of shares of our common stock will be subject to those of the holders of any shares of our preferred stock we may authorize and issue in the future.

Transfer Agent and Registrar

The transfer agent and registrar for shares of our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the NYSE under the symbol “ARMK.”

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of shares of preferred stock (including shares of convertible preferred stock). Unless required by law or by the NYSE, the authorized shares of preferred stock will be available for issuance without further action by holders of our common stock. Our board of directors is able to determine, with respect to any series of shares of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:

•	the designation of the series;

•

the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

We could issue a series of shares of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of shares of our common stock might believe to be in their best interests or in which the holders of shares of our common stock might receive a premium for your shares of common stock over the market price of the shares of common stock. Additionally, the issuance of shares of preferred stock may adversely affect the holders of shares of our common stock by restricting dividends on the shares of common stock, diluting the voting power of the shares of common stock or subordinating the liquidation rights of the shares of common stock. As a result of these or other factors, the issuance of shares of preferred stock could have an adverse impact on the market price of shares of our common stock.

Dividends

The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Declaration and payment of any dividend is subject to the discretion of our board of directors. The time and amount of dividends depends on our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs and restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors our board of directors may consider relevant.

We currently pay a quarterly cash dividend to holders of our common stock and intend to continue to pay cash dividends on our common stock, subject to our compliance with applicable law, and depending on, among other things, our results of operations, financial condition, level of indebtedness, capital requirements, contractual restrictions, business prospects and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends is limited by covenants in our senior secured credit agreement and our notes indentures. Future agreements may also limit our ability to pay dividends.

Annual Stockholder Meetings

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board of directors. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Certain Provisions of Delaware Law

Our amended and restated certificate of incorporation, amended and restated bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which apply so long as our common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be used in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

Our board of directors may generally issue preferred shares on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of unissued and unreserved shares of common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Delaware Anti-Takeover Statutes

Certain Delaware law provisions may make it more difficult for someone to acquire us through a tender offer, proxy contest or otherwise.

Section 203 of the DGCL, provides that, subject to certain stated exceptions, an “interested stockholder” is any person (other than the corporation and any direct or indirect majority-owned subsidiary) who owns 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date of determination, and the affiliates and associates of such person. A corporation may not engage in a business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder unless:

•	prior to such time the board of directors of the corporation approved either the business combination or transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

The effect of these provisions may make a change of control of our business more difficult by delaying, deferring or preventing a tender offer or other takeover attempt that a stockholder might consider in its best interest. This includes attempts that might result in the payment of a premium to stockholders over the market price for their shares. These provisions also may promote the continuity of our management by making it more difficult for a person to remove or change the incumbent members of the board of directors.

Removal of Directors; Vacancies

Our amended and restated certificate of incorporation provides that directors may only be removed by the affirmative vote of holders of at least 75% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. In addition, our amended and restated certificate of incorporation also provides that, subject to the rights granted to one or more series of shares of preferred stock then outstanding, any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancy occurring in the board of directors may, unless otherwise required by law or by resolution by the board of directors, only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by the stockholders).

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our amended and restated certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all our directors.

Special Stockholder Meetings

Our amended and restated certificate of incorporation provides that special meetings of our stockholders (i) may be called at any time only by or at the direction of the board of directors or the chairman of the board of directors and (ii) shall be called by the chairman of the board of directors or the secretary of the Company upon written request of one or more stockholders that own, or who are acting on behalf of persons who own shares representing 15% or more of the voting power of the then outstanding shares of stock of the Company entitled to vote on the matter or matters to be brought before the proposed special meeting. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Requirements for Advance Notification of Director Nominations and Stockholder Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days in advance of the first anniversary of the preceding year’s annual meeting of stockholders. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. Our amended and restated bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Our amended and restated bylaws contain proxy access provisions that permit, subject to certain conditions and exceptions described therein, a stockholder, or a group of up to 20 stockholders, owning 3% or more of the outstanding shares of stock of the Company entitled to vote generally for the election of directors continuously for at least three years, to nominate and include in our proxy materials candidates for election as directors. Such stockholder or group may nominate up to the greater of two nominees and the largest whole number that does not exceed 20% of our board of directors; provided that the stockholder or group and the nominee(s) satisfy the requirements specified in our amended and restated bylaws. To use the proxy access procedure, a proper notice of proxy access nomination must be received at our principal executive offices not less than 90 days nor more than 120 days in advance of the first anniversary of the preceding year’s annual meeting of stockholders. In no event shall any adjournment or postponement of an annual meeting of stockholders, the date of which has been announced by the Company, commence a new time period for the giving of a notice of proxy access nomination as described above.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation precludes stockholder action by written consent.

Supermajority Provisions

Our amended and restated certificate of incorporation and amended and restated bylaws provide that the board of directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware and our amended and restated certificate of incorporation. Any amendment, alteration, rescission or repeal of our bylaws by our stockholders will require the affirmative vote of the holders of at least 75% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

Our amended and restated certificate of incorporation provides that the following provisions in our amended and restated certificate of incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 75% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class:

•	the provision requiring a 75% supermajority vote for stockholders to amend our amended and restated bylaws;

•	the provisions regarding resignation and removal of directors;

•	the provisions regarding competition and corporate opportunities;

•	the provisions regarding stockholder action by written consent;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions regarding filling vacancies on our board of directors and newly created directorships;

•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director;

•	the provisions related to the Court of Chancery as the exclusive forum for certain types of actions by stockholders; and

•	the amendment provision requiring that the above provisions be amended only with a 75% supermajority vote.

The combination of the lack of cumulative voting and the supermajority voting requirements will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management or the Company, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. These provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of shares of our stock at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

Our amended and restated certificate of incorporation provides that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including any beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to the Company or the Company’s stockholders, creditors or other constituents, (iii) any action asserting a claim against the Company or any director or officer of the Company arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or our amended and restated bylaws, or (iv) any action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having subject matter jurisdiction, in certain cases, and having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation. However, the enforceability of similar forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be unenforceable.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Our amended and restated bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

We currently are party to indemnification agreements with certain of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

SELLING STOCKHOLDERS

Information about selling stockholders will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC that are incorporated by reference in this prospectus.

PLAN OF DISTRIBUTION

We and/or one or more selling stockholders may sell the shares of our common stock covered by this prospectus in any of the following ways (or in any combination) from time to time:

•	on the New York Stock Exchange (including through at the market offerings);

•	in “at the market” offerings within the meaning of Rule 415(a)(4) of the Securities Act to or through market makers or into an existing market for the shares;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	to underwriters for public offering and sale by them;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as an agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to or through agents;

•	directly to or through dealers;

•	through a combination of any of the foregoing methods of sale; or

•	through any other methods described in a prospectus supplement.

Registration of shares of our common stock covered by this prospectus does not mean that those securities necessarily will be offered or sold.

Each time that we or any selling stockholders sell shares of our common stock covered by this prospectus, we will provide a prospectus supplement that will describe the method of distribution and set forth the terms and conditions of the offering of such shares, including:

•	the name or names of the selling stockholders and the amounts to be sold by them;

•	the name or names of any underwriters, dealers or agents and the amounts of shares underwritten or purchased by each of them;

•	the terms of the offering;

•

the offering price of the shares and the proceeds to the selling stockholders, and any underwriting discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers, and other items constituting underwriters’, dealers’, or agents’ compensation, as applicable;

•	any options under which underwriters may purchase additional shares from the selling stockholders;

•	any securities exchange or market on which the shares may be listed or traded; and

•	other material terms of the offering.

Any offering price and any discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers may be changed from time to time. We and/or any selling stockholders may determine the price or other terms of the shares of our common stock offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

If we and/or any selling stockholders sell securities to a dealer acting as a principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us any/or the selling stockholders and such resale prices may not be disclosed in the applicable prospectus supplement.

We and/or any selling stockholders may distribute the shares from time to time in one or more transactions at a fixed price or at prices that may be changed from time to time, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. Any of the prices may represent a discount of then-prevailing market prices.

Underwriters, dealers or any other third parties described above may offer and sell the offered shares from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any shares, the shares will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The shares may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the shares will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the shares if they purchase any of the shares (other than any shares purchased upon exercise of any option to purchase additional shares), unless otherwise specified in the prospectus supplement. We and/or any selling stockholders may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter or underwriters.

We and/or any selling stockholders may sell the shares through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the shares and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the shares from the selling stockholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts. Any underwriters, broker-dealers and agents that participate in the distribution of the shares may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the shares, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.

Offered shares may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for the selling stockholders. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Underwriters or agents may purchase and sell the shares in the open market. These transactions may include over-allotments or short sales of the securities, stabilizing transactions, syndicate covering transactions and penalty bids.

Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the shares and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the shares in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the shares, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the shares are traded, in the over-the-counter market or otherwise.

If at the time of any offering made under this prospectus a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), participating in the offering has a “conflict of interest” as defined in FINRA’s Rule 5121 (“ Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

There can be no assurance that the selling stockholders will sell all or any of the shares of common stock offered by this prospectus.

The selling stockholders may also sell securities under Rule 144 of the Securities Act, if available, or pursuant to other available exemptions from registration requirements under the Securities Act, rather than under this prospectus.

Agents, dealers and underwriters may be entitled to indemnification by us and the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof.

The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS

Unless we state otherwise in the applicable prospectus supplement, the validity of any securities that may be offered by this prospectus will be passed upon for us by Simpson Thacher  & Bartlett LLP, New York, New York or other counsel who is satisfactory to us.

EXPERTS

The consolidated financial statements and financial statement schedule II of Aramark and subsidiaries as of October 2, 2020 and September 27, 2019 and for each of the fiscal years ended October 2, 2020, September 27, 2019 and September 28, 2018 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the October 2, 2020 consolidated financial statements refers to a change in the method of accounting for leases and revenue.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and information that we file in the future with the SEC will automatically update and supersede, as appropriate, this information. We incorporate by reference the documents listed below and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus, from their respective filing dates:

•	Our Annual Report on Form 10-K for the fiscal year ended October 2, 2020 that we filed with the SEC on November 24, 2020;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended January 1, 2021 that we filed with the SEC on February 9, 2021;

•	Our Current Reports on Form 8-K filed with the SEC on November 19, 2020, December 4, 2020, December 16, 2020 and February 5, 2021; and

•

The Company’s registration statement on Form 8-A, filed on December 5, 2013 (File No. 001-36223), pursuant to Section 12(b) of the Exchange Act, including all other amendments and reports filed for the purpose of updating such description, including Exhibit 4.6 of the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2020, filed with the Commission on November 24, 2020.

Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K (including any Form 8-K itemized above), including the related exhibits, nor in any documents or other information that is deemed to have been “furnished” to and not “filed” with the SEC.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

You may request a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Aramark

Attn: Investor Relations

2400 Market Street

Philadelphia, PA 19103

(215) 409-7287

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the securities covered by this prospectus, you should refer to the registration statement and to its exhibits and schedules. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the terms of those documents that we consider material. If you want a complete description of the content of such documents, you should obtain the documents yourself by following the procedures described above.

We will file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC will be available to the public on the SEC’s website at http://www.sec.gov. Those filings will also be available to the public on, or accessible through, our corporate website at http://www.aramark.com. The information contained on our corporate website or any other website that we may maintain is not part of this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part.

Common Stock

Prospectus

J.P. Morgan

Goldman Sachs & Co. LLC

August 9, 2023